Exhibit 10.31

ASSIGNMENT AND ASSUMPTION AGREEMENT

This assignment and assumption agreement (this “Agreement”) is dated March 2, 2026 (the “Effective Date”) between American Ocean Minerals Corp. (the “Assignor”) and 1001525062 Ontario Inc. (the “Assignee”).

RECITALS:

(a)

The Assignor and others entered into the agreements listed in Schedule “A” (the documents in item numbers (i) through and including (v) of Schedule “A” being sometimes referred to herein as the “Royalty Agreement” and the document in item number (vi) of Schedule “A” being sometimes referred to herein as the “Royalty Agreement Security Document”); and,

(b)

The Assignor and the Assignee have agreed that the Assignor will assign all of its rights and interests under the Royalty Agreement to the Assignee and the Assignee will assume all of the Assignor’s rights and obligations under the Royalty Agreement (the “Royalty Interests”), all on and subject to the terms herein contained;

THIS AGREEMENT WITNESSES THAT in consideration of the above and for other good and valuable consideration, the parties agree as follows:

Section 1 Assignment.

In consideration of the issuance by the Assignee to the Assignor of a secured promissory note dated as of the Effective Date in the original principal amount of US$15,000,000, bearing interest rate of eight percent (8%) per annum, calculated on the basis of a 365-day year and maturing on the date that is twelve (12) years after the issuance date, the Assignor hereby irrevocably assigns, transfers, conveys and delivers to the Assignee all of the Assignor’s Royalty Interests, all rights of the Assignor under the Royalty Agreements, all rights to receive payments thereunder, all related guarantees, all related security documents (including, without limitation the Royalty Agreement Security Document), all claims and causes of action thereunder, all books and records relating thereto, and all proceeds of the foregoing (collectively, the “Assigned Royalty Assets”).

Section 2 Assumption by the Assignee.

As and from the Effective Date, the Assignee assumes and will perform and discharge all the obligations, covenants, agreements, undertakings and liabilities of the Assignor, howsoever arising, whether direct or indirect, absolute or contingent, present or future, matured or not, extended or renewed, wheresoever incurred, and whether the Assignor is bound alone or with others and whether as principal or surety under the Royalty Agreement arising after the Effective Date.

Section 3 Representations and Warranties.

(a)	The Assignor represents and warrants to the Assignee in respect of itself only that as at the Effective Date:

(i)	the Royalty Agreement and Royalty Agreement Security Document are each valid, in full force and effect, and unamended; and

(ii)

there exists no default or event of default, or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under the Royalty Agreement or the Royalty Agreement Security Document.

(b)

Each of the parties represents and warrants to the other party that it has taken all necessary action to authorize the creation, execution, delivery and performance of this Agreement, and this Agreement has been duly executed by such party, as required, and when delivered, will be a legal, valid and binding obligation of such party, and enforceable in accordance with its terms.

(c)	Each of the parties represents and warrants to the other party that the execution and delivery of and performance by it of this Agreement:

(i)

does not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) constitute or result in a violation or breach of, or conflict with, or allow any other person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws;

(ii)

does not and will not (or would not with the giving of notice, the lapse of time or the happening or any other event or condition) constitute or result in a breach or violation of, or conflict with or allow any other person to exercise any rights under, any of the terms or provisions of any agreement to which it is a party; and

(iii)	does not and will not result in the violation of any law.

(d)

Each of the parties acknowledges that the other party is relying on the forgoing representations and warranties in connection with the entering into of this agreement in accordance with the terms hereof and that the representations and warranties set forth above shall survive the execution and delivery of this Agreement.

Section 4 Tax Matters

(a)	Intended Tax Treatment

The parties agree that, for U.S. federal, state, local and non-U.S. income Tax purposes, assignment of the Royalty Interests under this Agreement will be treated as a taxable purchase by the Assignee of the Royalty Interests in a transaction governed by Section 1001 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as required by a “determination” (as defined in Section 1313(a) of the Code), the parties shall report the transactions contemplated in this Agreement for U.S. federal and state income tax purposes in all respects consistently with this Section 4(b).

Section 5 Assignor Guarantee

(a)

The Assignor hereby unconditionally and irrevocably guarantees to the Assignee the full and punctual payment by each of AOM Area 1, LLC, AOM Area 2, LLC and AOM Area 3, LLC (collectively, the “Grantors” and each, a “Grantor”) of all present and future Obligations under the relevant Royalty Agreement listed in items (i) through (iii) of Schedule “A” as and when due, in each case from and after the Effective Date. For the purposes of this Agreement, “Obligations” has the meaning ascribed to such term in each applicable Royalty Agreement listed in items (i) through (iii) of Schedule “A”. The Assignor agrees that it shall also be liable for tis obligations under this Section 5 as principal debtor, jointly and severally with the Grantors, and not only as a surety.

(b)

The Assignor’s liability under this Section 6 shall arise immediately upon written demand for payment under this Section 6 from the Assignee to the Assignor, which demand may be made at any time after the Grantor fails to pay the full amount of the Obligations then owing under the relevant Royalty Agreement within the time and manner required under such relevant Royalty Agreement. Upon such demand being made, the Assignor shall pay such outstanding Obligation, in the amount set out by the Assignee in writing to the Assignor, to the Assignee by wire in accordance with the Assignee’s wire instructions provided by the Assignee to the Assignor, within five (5) business days of the later of demand having been made and the Assignor’s receipt of written notice from the Assignee of the amount payable and the Assignee’s wire instructions.

(c)

The Assignor hereby indemnifies and holds the Assignee harmless from any losses, damages, liabilities, claims and related expenses incurred by the Assignee or asserted against the Assignee by any person arising out of, in connection with or resulting from: this Agreement, including without limitation, the default by the Assignor under its obligations in this Agreement; any failure of any of the Obligations guaranteed by the Assignor in this Agreement to be legal, valid and binding obligations of the Grantors, or any of them, enforceable against the Grantors in accordance with its terms; and any failure by the Grantors to comply with any of the Obligations guaranteed by this Section 6 in accordance with the terms of the relevant Royalty Agreement.

(d)

The Assignor’s obligations under this Section 5 shall survive any demand by the Assignee made pursuant to Section 5(b) hereof, or any payment made by the Assignor to the Assignee pursuant to Section 5(b) or Section 5(c) hereof, and shall continue until all the Obligations have been paid in full and none of the Guarantors have any further present or future payment obligations owing to the Assignee pursuant to the relevant Royalty Agreement.

(e)

The Assignor waives notice of acceptance of this guarantee, presentment, demand for payment, notice of dishonor, protest, notice of protest and all other notices or demands of any kind. The obligations of the Assignor under this Section 6 are absolute and unconditional and shall not be affected by: (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation or any obligor thereon; (ii) any amendment, restatement, supplement or other modification of any Royalty Agreement or any related document; (iii) any failure to assert, enforce or exercise, or any delay in asserting, enforcing or exercising, any right, remedy, power or privilege against any Grantor or any other person or in respect of any security; (iv) any invalidity, illegality or unenforceability of any Obligation or any provision of any Royalty Agreement or related document; or (v) any bankruptcy, insolvency, receivership, restructuring or similar proceeding affecting any Grantor or any other person. Until all Obligations have been indefeasibly paid in full, the Assignor waives any defense arising by reason of any claim, set-off or counterclaim of any Grantor or the Assignor against the Assignee, except the defense of payment in full to the Assignee.

Section 6 Further Assurances

On or after the Effective Date, each party shall execute and deliver such documents and take all such action as is reasonably required to carry out the intent and purpose of this Agreement. The Assignor covenants to notify the payor and guarantor under each Royalty Agreement (and the assignment and assumption contained herein) in accordance with the terms of the Royalty Agreement. Without limiting the generality of the foregoing, the Assignor shall promptly deliver to the Assignee all documents, records and other materials relating to the Assigned Royalty Assets and shall execute and deliver such further instruments as the Assignee may reasonably request to evidence and effect the transfer of the Assigned Royalty Assets.

Section 7 Binding Nature.

This Agreement becomes effective when executed by each of the parties. After that time, it will be binding upon and enure to the benefit of the parties and their respective successors. No party shall have the right to sell, assign or transfer any part or parts of this Agreement. The Assignee and the Assignor acknowledge and agree that the payor and the guarantors under the Royalty Agreement may rely on the provisions of this Agreement in dealing with the Assignee as the continuing party to such documents in the place and stead of the Assignor under the Royalty Agreement, including without limitation, the representations and warranties contained in Section 3.

Section 8 Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of New York.

Section 9 Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions with respect to the subject matter hereof, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein or therein. For clarity, the Royalty Agreement Security Document is not superceded by this Agreement.

Section 10 Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to a party.

Section 11 No Waiver.

The failure of either party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to such provision or any other provision of this Agreement. No purported waiver shall be effective as against either party unless consented to in writing by such party. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

Section 12 Counterparts.

This Agreement may be executed by electronic transmission (including DocuSign) and in separate counterparts, and all of the executed counterparts together constitute one instrument and shall have the same force and effect as if all of the parties executing such counterparts had executed the same Agreement.

[Signature page follow.]

The parties have executed this agreement as of the date first written above.

AMERICAN OCEAN MINERALS CORP.

By:	/s/ Philip Plough
Name:	Philip Plough
Title:	Authorized Representative

1001525062 ONTARIO INC.

By:	/s/ Riley Keast
Name:	Riley Keast
Title:	Authorized Representative

Signature Page for Assignment and Assumption Agreement